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                                                                   EXHIBIT 10 E.


                                 MORTGAGE NOTE
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$11,700,000                                     April 30, 1997


          FOR VALUE RECEIVED, the undersigned, HANOVER MARRIOTT LIMITED PARTNERSHIP, a Delaware limited partnership (the "MAKER"), promises to pay to the order of HOST MARRIOTT CORPORATION, a Delaware corporation, or assigns (the "HOLDER"), at 10400 Fernwood Road, Bethesda, Maryland 20817 or at such other place as the Holder of this Mortgage Note may from time to time designate, the principal amount of Eleven Million Seven Hundred Thousand Dollars ($11,700,000), or so much thereof as may be advanced and remain outstanding from time to time pursuant to that certain Loan Agreement dated as of the date hereof by and between the Maker and the Holder (the "LOAN AGREEMENT"). The principal balance of this Mortgage Note shall bear interest from the date of each advance of principal under the Loan Agreement until such advance is paid in full at a rate of fourteen and a half percent (14.5%) per annum (the "BASE RATE").

          All amounts of principal and interest outstanding hereunder from time to time shall be repaid in equal (subject to the adjustment provisions contained herein) monthly installments of principal and interest each in an amount sufficient to cause the entire principal balance hereof, and all amounts of accrued and unpaid interest thereon at the Base Rate, to be repaid in full over an amortization period that expires on the Maturity Date (defined below). Scheduled payments of principal and interest provided for herein shall be payable on the first day of each month, commencing on June 1, 1997 and continuing on the first day of each succeeding month thereafter (each a "DUE DATE") until June 1, 2012 (the "MATURITY DATE"), and the entire unpaid balance of this Mortgage Note, together with accrued and unpaid interest thereon and all other amount that may be owed by the Maker to the Holder under the Loan Documents (as defined in the Loan Agreement) shall be due and payable in full on the Maturity Date. Interest shall be computed on the basis of a 360 day year composed of twelve (12) months of thirty (30) days each. All payments hereunder shall be made in lawful money of the United States of America, without offset.

          On the date hereof, the Holder has made an advance of the Loan to the Maker in the amount of Ten Million and No/100 Dollars ($10,000,000.00), and the scheduled monthly payment of principal and interest due on each Due Date, based on a 15-year amortization schedule and the Base Rate described herein, is $136,550.09. The amount of the scheduled monthly payment will be adjusted from time to time hereunder as additional advances of the Loan are made pursuant to
Section 2.2 of the Loan Agreement (or if a repayment of the initial advance hereof is made in accordance with Section 2.1(b) of the Loan Agreement), which payments will be equal to the amount necessary to amortize the new principal balance hereof resulting from any such advance (or repayment) over the period beginning on the first day of the first full calendar month from and after the date of such advance (or repayment) and ending on the Maturity Date. For example, if an additional advance of the Loan Amount were made on
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May 22, 1998 pursuant to Section 2.2 of the Loan Agreement, the amount of the monthly scheduled payment of principal and interest due on each Due Date from and after June 1, 1998 would be the amount necessary to repay the increased principal amount hereof in full, in equal monthly installments, over a 14-year amortization period commencing June 1, 1998 and ending June 1, 2012.

          The unpaid principal amount of this Mortgage Note may be prepaid in whole or in part at any time or times without premium or penalty. Each prepayment shall be applied first to the payment of all interest and other amounts accrued hereunder on the date of any such prepayment, and the balance of any such prepayment shall be applied to installments of principal payable hereunder in the inverse order of their scheduled maturities. No prepayment shall entitle any person to be subrogated to the rights of the Holder unless and until this Mortgage Note has been paid in full. The scheduled monthly installments of principal and interest required hereunder shall not be adjusted following any prepayment, other than the repayment of principal required by
Section 2.1(b) of the Loan Agreement.

          This Mortgage Note is the Mortgage Note referred to in the Loan Agreement and evidences the Loan advanced by the Lender to or for the benefit of the Maker, as the "Borrower" under the Loan Agreement. Neither the reference to the Loan Agreement nor any provision thereof shall affect or impair the absolute and unconditional obligation of the Maker to pay the principal amount hereof, or so much thereof as may be advanced and remain outstanding hereunder, together with interest accrued thereon, when due.

          This Mortgage Note shall evidence the indebtedness described herein and any future loans or advances or payments that may be made to or on behalf of the Maker by the Holder at any time or times hereafter under the Loan Agreement, and any such loans or advances or payments shall be added to and shall bear interest at the Base Rate.

          This Mortgage Note is secured by the Mortgage and other Security Documents (as defined in the Loan Agreement) which encumber certain property described therein. The Holder is entitled to the benefits of the Mortgage and other Security Documents and reference is made thereto for a description of the collateral and the rights and remedies of the Holder thereunder. Neither the reference to the Mortgage and other Security Documents nor any provision thereof shall affect or impair the absolute and unconditional obligation of the Maker to pay the principal amount hereof, together with interest accrued thereon, when due.

          The occurrence of an Event of Default under the Loan Agreement shall constitute an event of default ("EVENT OF DEFAULT") hereunder. Upon the occurrence of any such Event of Default hereunder, the entire principal amount hereof, and all accrued and unpaid interest thereon, and any other amounts due under the Loan Agreement, shall be accelerated, and shall be immediately due and payable, at the option of the Holder (or, in the case of an Event of Default of the kind referred to in Sections 7.1.4(a) or 7.1.4(b) of the Loan Agreement, shall automatically be immediately due and payable), without demand or notice, and in addition thereto, and not in substitution therefor, the Holder shall be entitled to exercise any one or more of the rights and remedies provided by applicable law, or as provided in the Loan Agreement or the other Loan

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Documents.  Failure to exercise said option or to pursue such other remedies shall not constitute a waiver of such option or such other remedies or of the right to exercise any of the same in the event of any subsequent Event of Default.

          The Holder may, upon the occurrence and during the continuation of any such Event of Default, have resort to the Collateral (as such term is defined in the Loan Agreement), whether real or personal or tangible or intangible property, given as security for this Mortgage Note in any order, and may sell and dispose of such Collateral in whole or in part, at any time or from time to time, with no requirement on the part of the Holder of this Mortgage Note to marshal assets. The Holder shall not be required to preserve any rights in such Collateral as against prior parties. In the event that the Holder is required to give notice of any intended disposition of any of the Collateral held as security for this Mortgage Note, ten (10) days' notice given by mail or telegraph to the last known address of Maker shall be deemed to be reasonable notice.

          Any amounts not paid when due and payable hereunder shall bear interest at the Default Interest Rate (as such term is defined in the Loan Agreement). Such charge shall be in addition to, and not in lieu of, any other right or remedy the Holder may have, including the right to reimbursement of costs and expenses. Such charge if not previously paid shall, at the option of the Holder, be added to and become a part of the next succeeding payment to be made hereunder.

          The Maker promises to pay all costs and expenses (including without limitation reasonable attorneys' fees and disbursements) incurred in connection with the collection hereof or in the protection or realization of any Collateral now or hereafter given as security for the repayment hereof, and to perform each and every covenant or agreement to be performed by Maker under this Mortgage Note, under the Loan Agreement, and under any other Loan Document.

          Any payment on this Mortgage Note coming due on a Saturday, a Sunday, or a day which is a legal holiday in the place at which a payment is to be made hereunder shall be made on the next succeeding day which is a Business Day (as defined in the Loan Agreement).

          Each Obligor (which term shall include the Maker and all sureties, guarantors, endorsers, and other persons assuming obligations pursuant to this Mortgage Note) under this Mortgage Note hereby waives presentment, protest, demand, notice of dishonor, and all other notices, and all defenses and pleas on the grounds of any extension or extensions of the time of payments or the due dates of this Mortgage Note, in whole or in part, before or after maturity, with or without notice. No renewal or extension of this Mortgage Note, no release or surrender of any collateral given as security for this Mortgage Note, no release of any Obligor, and no delay in enforcement of this Mortgage Note or in exercising any right or power hereunder, shall affect the liability of any Obligor. The pleading of any statute of limitations as a defense to any demand against any Obligor is expressly waived.

          No single or partial exercise by the Holder of any right hereunder, under the Loan Agreement, or under any other Loan Document or other agreement given as security for this

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Mortgage Note or pertaining hereto, shall preclude any other or further exercise thereof or the exercise of any other rights. No delay or omission on the part of the Holder in exercising any right hereunder or thereunder shall operate as a waiver of such right or of any other right under this Mortgage Note or any such other Loan Document or other agreement.

          Whenever used herein, the words "MAKER" and "HOLDER" and "OBLIGOR" shall be deemed to include their respective successors and assigns.

          This Mortgage Note shall be governed by and construed under and in accordance with the laws of the State of Maryland (but not including the choice of law rules thereof).

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          IN WITNESS WHEREOF, the undersigned have duly executed this Mortgage
Note, or have caused this Mortgage Note to be duly executed on their behalf, as of the day and year first hereinabove set forth.


                             HANOVER MARRIOTT LIMITED PARTNERSHIP

                             By:  Marriott Hanover Hotel Corporation,
                                  as sole general partner
[SEAL]

ATTEST:

By:                            By:
   ------------------------         ---------------------------------
                                    Patricia K. Brady,
Its:                                Vice President
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